UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
May 10, 2021

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 280.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 280.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 280.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§280.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Item 2.02 Results of Operations and Financial Condition

Certain portions of our press release dated May 10, 2021, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

●	The 1st, 2nd (table) and 3rd paragraphs relating to results of operations for the first quarter of 2021

●	Portions of the 5th and 6th paragraphs relating to results of operations for the first quarter of 2021

●	The 7th balance sheet items

●	The 10th paragraph relating to the conference call to be held on May 11, 2021

●	The consolidated statements of income and consolidated balance sheets

Item 7.01 Regulation FD Disclosure

Certain portions of our press release dated May 10, 2021, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

●	The 4th paragraph relating to potential future license agreements

●	Portions of the 5th paragraph relating to plans for 2021 brand extensions and new product launches

●	The last sentence of the 6th paragraph relating to 2021 budgeting for promotion and advertising

●	The 8th paragraph affirming 2021 guidance

●	The 12th paragraph relating to forward looking information

●	The balance of such press release not otherwise incorporated by reference in Item 2.02 or Item 8.01

Item. 8.01 Other Event.

●	The 9th paragraph relating to dividends

Item 9.01 Financial Statements and Exhibits.

99.1	Our press release dated May 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: May 10, 2021

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg,
Executive Vice President
and Chief Financial Officer

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